Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Auxilio, Inc.

We consent to the incorporation by reference in the registration statement No. 333-176462 on Form S-8 of Auxilio, Inc. (the “Company”) of our report dated March 29, 2017, with respect to the balance sheets of CynergisTek, Inc. as of December 31, 2015, and 2014 and the related statements of income, stockholders’ equity, and cash flows for the years then ended, which report appears in the Form 8-K/A of Auxilio, Inc. dated March 30, 2017.

/s/ HASKELL & WHITE LLP

Irvine, California

March 29, 2017

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